Exhibit 10.32

Maximum Guarantee Contract

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Maximum Guarantee Contract

Maximum Guarantee Contract

Contract No. CONT20220721000000199884

Party A (Creditor): Ping An Bank Company Limited Shenzhen Branch

Residence (Address): No. 1099 Shennan Middle Road, Futian District, Shenzhen, China.

Legal representative (responsible person): Yang Zhiqun Tel: 4006699999

Contact: /__________Department: /__________Position: /__________

Telephone: /__________E-mail: /__________

Party B (Guarantor 1) : Tang Baitong

Residence (Address) : Room 6F610, Office Building, Block A, New Paradise Building, Vanke City Community, Bantian Street, Longgang District, Shenzhen, China.

[Applicable to the Organization] Legal Representative: /__________Tel.: /__________

Contact Person: /__________Department: /__________Position: /__________Phone: /__________Email: /__________

[For natural persons] Document type: ID card Document number: 510821197704040017

Contact number: 13824313138 E-mail address: /__________

Party B (Guarantor 2): Zhang Cuili

Residence (Address): Room 6F610, Office Building, Block A, New Paradise Building, Vanke City Community, Bantian Street, Longgang District, Shenzhen, China.

【Applicable to the Organization】 Legal Representative: /__________Tel.: /__________

Contact Person:/__________Department: /__________Position: /__________Phone: /__________Email: /__________

[For natural persons] Document type: ID card Document number: 44132419831120004X

Contact No.： 13410322820 E-mail address： /__________

In order to ensure the fulfillment of the contract between Party A and Shenzhen ABGreen Environmental Protection Technology Co., Ltd (hereinafter referred to as the Debtor) and to ensure that a series of debts between the Debtor and Party A are settled in full and on time, Party B is willing to act as a guarantor to Party A to provide the highest amount of joint and several liability guarantee. Party A and Party B, by consensus, hereby agree to enter into this contract, and are willing to abide by the following terms; For the avoidance of doubt, if this contract involves selective items, please put “√” in the box before the selective items and “X” in the box before the non-selective items. If neither a tick nor an X is placed in the corresponding box, the content following the box is not optional.

Article I. Guarantees and liabilities

1.1	Ways of guaranty

(1)	Party B provide Party A with the maximum guarantee under this contract, and the guarantee is in the form of joint and several liability guarantee.

(2)	Regardless of whether Party A has other guarantees (including but not limited to guarantees, mortgages, pledges and other forms of security, and regardless of whether such guarantees are provided by the debtor or a third party) for the guaranteed obligations, Party A has the right to directly require Party B to assume joint and several liability within the scope of its guarantee in accordance with the agreement of this Contract without first requiring other guarantors to fulfill the responsibility of the joint and several guarantees, and Party B acknowledges and agrees that Party A has the right to Party B acknowledges and agrees that Party A has the right to choose the order and the amount of realization of the guarantees among the guarantees. Regardless of whether the creditor has been, is or will be, or may be, a party to the agreement.

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Party B shall not waive, alter or reduce any mortgage, pledge or guarantee or any other form of security which has been, is or will be or may be provided by the Debtor or any third party in the past, at present or in the future, nor shall Party B claim any reduction or exemption of the guarantee liability, regardless of whether there is any alteration of the source of repayment of the guaranteed obligation, or whether there is any circumstance of impairment of the value of the other collateral (no matter whether it is provided by the Debtor or by a third party), such as loss, destruction or other relevant circumstances. Party B shall not claim the mitigation or exemption of the guarantee responsibility, and Party A still has the right to directly request Party B to assume the full joint and several guarantee responsibility within the scope of its guarantee.

1.2	Secured main contract

The principal contract secured hereunder is:

(1)	(a) a series of contracts or debt documents (including but not limited to various credit line contracts and/or specific credit business contracts and/or other debt documents, the same hereinafter) signed between Party A (as the creditor) and the said Debtor for the purpose of business operation during the Claim Determination Period (as defined in Clause 1.3 below); and (b) the Contract No. CONT20220721000000199884 of the Credit Line Contract signed by Party A and the Debtor; and (c) the Contract No. CONT20220721000000199884 of the Credit Line Contract signed by Party A and the Debtor;

(2)	Underlying documents relating to any prior obligation that the parties hereto have agreed to include as security hereunder (if any, please list below; all principal and interest and expenses [if any] of the obligation under such contract are deemed to have been incurred during the period of time in which the claim hereunder is to be determined).

[Documentation underlying the prior claim incorporated into this Maximum Guarantee Contract]: The number of the contract signed by Party A and the Debtor is: ________/ _____

The following documents were prepared:

And (3) any subsequent amendments, supplements or changes to the documents listed in items (1) and (2) above.

(For the avoidance of doubt, the following documents listed in (1), (2) and (3) above or collectively referred to as the “Master Contract”)

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1.3	Guaranteed principal claims

The main claim secured hereunder is:

(1) All claims of Party A (as creditor) against the Debtor under the aforementioned Master Contract, including claims arising from various business transactions with the debtor during the period from September 16, 2022 to September 16, 2023 (the period hereinafter referred to as the “Period of determination of Claims”), And the corresponding interest, liquidated damages, damages and expenses for realizing the creditor’s rights, including all creditor’s rights (hereinafter referred to as “main creditor’s rights”) as stipulated in Article 1.5 (scope of guarantee) hereof.

(2) For the avoidance of doubt, even if the signing date of the main contract is within the aforesaid period for the determination of creditor’s rights, the performance period of the main contract is not limited to the aforesaid period; The parties hereto confirm that, in the event that the relevant credit granting and/or business contracts are signed during the above period of determination of claims, Even if the maturity time of the debt under any credit line under such business contract (including but not limited to the expiration of the performance period of the loan debt in the on-balance sheet business, the maturity date of the demand debt in the off-balance sheet business under the letter of guarantee, standby letter of credit or letter of credit, bill acceptance, etc.) exceeds the aforementioned period, Party B hereby confirms that such debts are still included in the scope of guarantee hereunder and shall be guaranteed by Party B.

1.4	Maximum Claims Limit

The balance of the aforesaid principal claim shall be settled within the claim determination period at a maximum amount not exceeding the equivalent value of RMB 6,500,000 (in words: Six million and five hundred thousands yuan).

1.5	Scope of guarantees

The scope of the guarantee under this contract is:

(1)	The principal, interest, liquidated damages, damages and expenses for realizing creditor’s rights of all debts (including contingent debts) to be borne by the debtor under the master contract. Interest shall be calculated according to the provisions of the master contract and shall be calculated until the date of repayment of the debt. Expenses for realizing creditor’s rights include but are not limited to notice fees, service fees, appraisal fees, attorney’s fees, legal costs, travel expenses, evaluation fees, auction fees, property preservation fees, enforcement fees, etc.

(2)	As long as the debts under the main contract are not fully paid off, Party A shall have the right to require Party B to assume joint and several guarantee liabilities for the said debts within the scope of the above guarantee.

(3)	The exchange rate of currencies other than RMB shall be converted according to the foreign exchange quotation published by Party A when each specific business actually occurs.

1.6	Period of guarantee:

(1)	The guarantee period shall be three years from the effective date of this contract to the date of expiration of the period of performance of the obligations under the specific credit (for the avoidance of doubt, the type of specific credit includes loans and/or any other types of bank credit under the main contract, hereinafter referred to as the same) under the main contract. In case of extension of credit, the guarantee period shall be extended until the expiration of the extension period. If there is more than one type of credit under the main contract, the guarantee period for each type of credit shall be calculated separately.

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(2)	For the avoidance of doubt, if the master contract is a loan-type contract, the expiry of the term of the loan (or financing) agreed upon (including the case of early expiry) shall be deemed to be the expiry of the term of performance of the debt; if the main contract is a banker’s acceptance-type contract, the expiry of the term of performance of the debt shall be deemed to be the date on which Party A actually pays the money to the outside world; if the main contract is an agreement to open a guarantee-type agreement, the expiry of the term of performance of the debt shall be deemed to be the date on which Party A performs its obligations under the guarantee to the outside world; If the main contract is a letter of credit agreement, the term of performance of the debt shall expire on the date of payment by Party A under the letter of credit; if the main contract is other financing documents, the term of performance of the debt shall expire on the date of expiration of the claim as determined in the main contract (including the case of early expiration).

(3)	During the guarantee period, if Party A transfers its creditor’s rights to a third party according to law, Party B hereby agrees to continue to bear the guarantee liability within the scope of the original guarantee and there is no need to notify the guarantor of the aforesaid transfer.

1.7	This contract is irrevocable.

1.8	If there are two or more guarantees in respect of the obligations under the main contract, regardless of whether or not the guarantors have agreed that they have the right of recovery against each other, Party A may claim from any one of the guarantors that it has assumed the full guarantee responsibility. If Party B loses the right of recovery after assuming the guarantee liability due to Party A’s failure to exercise its rights against other guarantors during the guarantee period, Party B shall not claim or waive its claim to be exempted from the guarantee liability to the extent that it is not recoverable.

Article II. Performance of the obligation of guarantee

2.1	When any debtor fails to fulfill the debt due (including early maturity, the same hereinafter) according to the agreement of the main contract, Party B guarantees that Party B will unconditionally and immediately fulfill the payment obligation to Party A according to the agreement of joint and several guarantee liability under this contract after receiving the written notice of claim from Party A. Any document issued by Party A that the debtor fails to fulfill the debt due can be regarded as the written notice of claim. Any document issued by Party A that the debtor has failed to fulfill the debt due may be regarded as a written notice of demand for payment by Party B, and shall be deemed to be immediately due and payable for the relevant payment obligations owed by Party B to Party A based on the guarantee liability under this Contract.

2.2	Party B hereby irrevocably authorizes Party A to withhold the relevant amount from Party B’s account for the purpose of fulfilling the guarantee obligation or making a margin call in accordance with the relevant withholding provisions of this Contract.

Article III Guarantor Warranties and Undertakings

3.1	Party B has completed all authorizations and approvals required for signing this Contract, and the signing of this Contract is a true expression of Party B’s intention, and will not lead to the violation of its agreements or commitments with any third party. Party B has not violated any laws, rules and regulations relating to environmental protection, energy saving and emission reduction, and pollution reduction when signing this Contract, and undertakes to strictly abide by such laws, rules and regulations after signing this Contract. If this Contract involves cross-border guarantees, Party B will also promptly go through the relevant foreign control registration or filing procedures (if necessary) in accordance with the relevant laws and regulations, regulatory requirements and Party A’s requirements.

3.2	Unless otherwise notified to Party A in writing prior to the signing of this Contract, Party B is not subject to any litigation, arbitration, enforcement, grievance, review proceedings and other events or circumstances that may materially and adversely affect the performance of this Contract.

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3.3	Applies if Party B is a legal person:

3.3.1	Party B is a corporation duly organized, validly existing and in good standing in the jurisdiction in which you are located, with full corporate rights and governmental licenses and approvals to engage in the business now being conducted.

3.3.2	Party B shall provide financial statements, account numbers of all account opening banks and balance of deposits and loans and other relevant information as required by Party A within the time limit as required by Party A. Party B shall ensure that the documents and information provided are true, complete and objective, and do not contain any false records, misleading statements or material omissions, and that the financial statements are prepared in strict accordance with the laws and regulations of the place of Party B’s establishment and the accounting standards that are generally applicable in the place of its establishment.

3.4	Applies if Party B is an individual:

3.4.1	Party B has truthfully provided the personal and family income, property and other relevant materials required by Party A, and guarantees that the documents and information provided are true, complete and accurate; Party B has obtained the consent of the co-owners (if any) of the family property to provide the guarantee under the Contract, and will ensure that the co-owners (if any) of the family property, including the spouse, will confirm the guarantee in writing through the signing of the Contract or any other documents required by us, in accordance with our requirements. (b) confirm in writing by signing this Contract or other documents as required by us.

3.4.2	Party B undertakes to cooperate with Party A in monitoring and checking its income and creditworthiness. During the performance of this contract, if Party A considers that the credit/loan guarantee status has deteriorated, Party B shall provide other guarantee measures approved by Party A.

Article IV. Rights and obligations of guarantors

4.1	Party A shall be under a duty of confidentiality with respect to the information provided by Party B, except: (a) as otherwise provided by laws and regulations or as required by the competent authorities or regulatory authorities; (b) disclosure in any legal or arbitration proceedings; (c) disclosure to Party A’s group or Ping An Bank’s branch; (d) disclosure to the professional consulting organizations (including but not limited to lawyers and/or financial advisers) employed; (e) where Party A and Party B otherwise agree that disclosure is permissible; or (f) where the information provided by Party B does not constitute confidential information. );

4.2	You have read the main contract carefully and confirmed all the terms and conditions. The single credit contract or debit note under the master contract or other credit business documents do not need to be confirmed by Party B if they are not beyond the agreement of the main contract.

Party A and the debtor do not need to obtain Party B’s consent to the change of the main contract, and Party B will continue to assume the joint and several guarantee responsibility for the main contract after the change. However, if the principal amount of the debt is increased and the term of the loan is extended without Party B’s written consent, Party B will still bear the guarantee responsibility according to the amount and term agreed in the original main contract.

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4.3	Party B accepts and guarantees to cooperate with Party A in the supervision and inspection of Party B’s operation and guarantee capacity, and allows Party A to enter Party B’s business premises to inspect Party B’s assets, financial status and operation.

4.4	Agreement on Special Matters: Party B shall notify Party A in writing thirty days in advance of any of the following circumstances, and Party B shall obtain Party A’s written consent before proceeding if Party A believes that the performance of this Contract may be significantly affected:

(1) Significant changes in the operating system, shareholding structure, form of property rights organization or main business, including but not limited to the implementation of contracting, leasing, joint venture, shareholding reform, merger, acquisition, joint venture (cooperation), spin-off, establishment of subsidiaries, trusteeship (take-over), sale of enterprises, transfer of property rights and reduction of capital;

(2) Selling, gifting, lending, transferring, offsetting (pledging) or otherwise disposing of more than 10% of the value of net assets

(3) Dividends exceeding 30% of the net profit after tax for the year or 20% of all undistributed profits.

(4) New foreign investment after the effective date of this contract exceeds 20% of the net assets; and

(5) Changing the terms of debt with other banks or early settlement of other long-term debt;

(6) Repayment of any debts to your shareholders or beneficial owners;

(7) Applying for credit from other banks, or providing guarantees to third parties, or reducing or waiving third-party debts, involving debts amounting to more than 20% of net assets.

4.5	Party B shall notify Party A in writing of the following matters within seven working days from the date on which they occur or may occur, and Party A shall be entitled to notify Party A in writing in accordance with The specific circumstances of the matter determine whether to require Party B and the debtor to provide additional security or to recover the entire loan outright:

(1) Deterioration of operating and financial conditions;

(2) Being subject to a high fine imposed by an authorized authority or being involved in a major legal dispute;

(3) Party B, Party B’s shareholders, Party B’s legal representatives or key management personnel are involved in a major case or compulsory measures such as property preservation have been taken against their major assets, and Party B’s legal representatives or key management personnel are unable to perform their duties normally;

(4) Provide guarantees to third parties that are materially adverse to its financial condition or ability to fulfill its obligations under this contract impact;

(5) Restructuring, suspension, dissolution, closure, bankruptcy, revocation of business license;

(6) Deterioration of economic situation such as unemployment, bankruptcy of the organization or significant loss of personal property, significant adverse changes in personal health condition, divorce of Party B and spouse and other matters that may affect Party B’s ability to perform this contract.

(7) Other significant events or defaults that are sufficient to affect Party B’s business activities and the security of Party A’s loans.

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4.6	Provisions on notice and service of agreement

(1) Notice and Service Principles. Any notice, request or other document sent by a party to this contract to any other party in accordance with the terms of this contract shall be in writing (including in the form of an e-mail) to such other party. The initial contact address, telephone number, facsimile number, e-mail address and contact person (if any) designated by both parties are set out at the beginning of this Contract.

(2) Party B’s valid address for service is as follows:

(3) Mailing Address: [※Borrower’s Residential Address*]

(4) Party B receives legal documents (including litigation documents, arbitration documents and judgment documents, hereinafter the same) served electronically.

The addresses of the electronic terminals are listed below:

(5) Mobile phone number: [※Borrower’s cell phone number※]

(6) E-mail address: [※Borrower’s e-mail address※].

(7) Party B undertakes and confirms that the electronic terminal addresses listed above are those that have been validly authorized by you and are in continuous use by you.

(8) The above address for service of process by Party B shall apply to the service of legal documents in the dispute resolution procedures relating to or arising from this contract. Dispute settlement procedures include all litigation procedures including preservation, pre-execution, objection to jurisdiction, first trial, second trial, retrial, trial supervision procedures, supervisory procedures and enforcement procedures, as well as all stages of arbitration procedures. Party A and its successors of the rights and obligations under this Contract, as well as the people’s court or arbitration institution in the dispute settlement procedure shall be the sender, and Party B shall be the person to be served.

(9) The person who serves has the right to serve by post, by direct service, by electronic means to an electronic terminal address, or in any other manner prescribed by law. The server has the right to choose one or more methods of service. Any method of service chosen by the person making the service is a valid method of service.

(10) Criteria for determining the date of service:

① If a legal document is served by the sender by post, the date of service shall be the date when someone actually signs for it at the postal address; in the case that Party B fails to actually receive it, such as when no one signs for it, refuses to accept it or it is returned, the date when the mail is returned shall be the date of service;

② Served directly by the sender, the actual delivery as the date of service; in the event that no one signed, refused to accept, etc., to the sender in the return of service to note the situation as the date of service, or the sender can take photos, videos and other ways to record the process of service, and will be the legal documents retained, the date of the legal documents retained as the date of service;

③ If the addressee delivers the legal document by electronic means, the date on which the legal document under the electronic service method arrives at the above electronic terminal address system of Party B shall be the date of service.

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(11) The electronic mode of service referred to in this article refers to the use of electronic means including, but not limited to, telephone, SMS, e-mail, WeChat, QQ and other electronic means of service of legal documents. If the legal document is served by the abovementioned methods, it shall be served when the service information reaches the specific system of the person to be served. If the person or people’s court or other dispute resolution organization adopts electronic service, it will send the service information or specific operation guideline to the cell phone number filled in by the person to be served under the Contract, and Party B shall pay attention to checking the text message and logging in the corresponding electronic address in a timely manner to check the pushed legal documents. After Party B agrees that the people’s court or arbitration organization can serve the legal documents through electronic service, it can no longer use other methods of service.

(12) Party B undertakes and confirms that if any one or more of the mailing addresses and electronic terminal addresses mentioned above are changed, Party B shall notify Party A and other parties hereto in writing within 3 days from the date of change. In the litigation and arbitration stage, Party B shall also notify the people’s court and arbitration institution in writing at the same time. If the address of service is changed but Party A and other parties hereto, or the people’s court or arbitration institution are not notified in writing as required, the addressee who has not received the written notice of change shall be deemed to have not changed, and the service made by the addressee at the address of service before the change shall be deemed to be valid.

(13) Party B shall be liable for all consequences caused by inaccuracies, errors or failure to perform the obligation of written notification as required after changing the mailing address or electronic terminal address provided by Party B.

(14) The legal effect of the provisions on service in this article is independent of this contract and shall not be affected by the change of the validity of the whole or part of the provisions of this contract.

4.7	☑ Party B undertakes to maintain reasonable financial ratios over the term of the Loan.

☒ The financial indicators over the life of the loan meet the following criteria:

4.8	Regarding the rotation of the guarantee liability of the debtor in the event of a bankruptcy event: If the debtor has paid off all or part of the debts under the main contract to Party A and is cancelled by the bankruptcy administrator or court or any other competent authority in accordance with the provisions of the laws and regulations of the Bankruptcy Law on individual repayment or early repayment, Party B agrees and confirms that its guarantee liability under this Contract shall be automatically restored without signing or confirming through any other documents. Party B shall continue to guarantee Party A for all debts owed by the debtor to Party A according to this contract.

Article 5 Default Clause

5.1	The occurrence of any of the following events shall constitute an event of default under this contract:

(1) If the debtor is in default under the master contract;

(2) Party B fails to fulfill its payment obligations under the guarantee in full and on time as agreed herein;

(3) Party B breaches any guarantee or commitment made by Party B or otherwise fails to perform its obligations hereunder;

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(4) The information or materials provided by Party B to Party A in connection with the execution or performance of this Contract are inaccurate, incomplete, materially omitted or misleading;

(5) Party B transfers property or evades funds;

(6) Party B breaches the contract under any other contract it entered into with Party A (including any branch of Ping An Bank) and/or other financial institutions;

(7) Material adverse changes in Party B’s business or financial condition;

(8) Party B dies or is due to die (if Party B is a natural person);

(9) Party B or the debtor occurs or is involved in events including but not limited to suspension of production, suspension of business, dissolution, cancellation, bankruptcy, reorganization, liquidation and other events that may seriously affect its guarantee ability;

(10) Party B, Party B’s shareholders or their actual controllers or Party B’s senior management personnel are involved in major litigation, arbitration or criminal investigation, or the important property of the aforesaid subject is involved in sealing up, freezing or enforcement procedures, which may affect Party B’s ability to guarantee;

(11) Occurrence of any of the events mentioned in Clause 4.4 or 4.5. hereof which, in the opinion of Party A, may have a material adverse effect on Party B’s undertaking of the guarantee liability hereunder (whether Party B has notified Party A or not).

(12) Other events or circumstances that may affect Party B’s performance of the guarantee obligations hereunder occur.

5.2	In the event of any of the above events of breach, Party A shall have the right to take one or more of the following measures:

(1) Declare that the main claim and/or the period for determining the claim is due in advance, and require Party B to immediately assume the liability for the guarantee payment under this Contract; For letter of guarantee, standby letter of credit, letter of credit, bill acceptance and other off-balance sheet credit business, Party B shall have the right to require Party B to immediately perform the obligation of margin increase to 100% of the nominal amount of off-balance sheet credit for external performance;

(2) Request Party B to provide other guarantee measures approved by Party A;

(3) If Party A claims the right of subrogation to Party B’s debtors according to law, or requests the court to cancel Party B’s abandonment of its due creditor’s rights or transfer the property without compensation or transfer the property at an obviously unreasonable price, Party B shall provide all necessary cooperation and assistance as required by Party A, and all expenses incurred thereby shall be borne by Party B.

(4) To take other remedial measures provided for in laws and regulations.

Article VI. Withholding Agreements

6.1	Party B hereby irrevocably agrees that if Party B owes Party A any outstanding debt (including but not limited to any margin call obligation due to be performed), Party A shall have the right to directly defund it from any account opened by Party B at any and/or all business offices of Ping An Bank at any time. And/or dispose of Party B’s assets in such accounts to pay off the debts owed by Party B to Party A or make up the margin obligations; Any interest, exchange rate and/or investment losses arising therefrom shall be borne by Party B.

6.2	Party A shall notify Party B after withholding or disposing of the realized withholding and shall have the right to continue to claim the insufficient part (if any) from Party B;

If the proceeds withheld involve multiple claims or are insufficient to repay all debts (including principal, interest and/or expenses) due, Party A shall have the right to determine the specific order of repayment of the withheld amounts unless otherwise expressly provided herein.

6.3	If currency conversion is involved in the withholding process, the foreign exchange rate published by Party A at the time of withholding shall be applied.

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Article VII. Other matters of agreement

☒	The Agreement on Cooperation in Guarantee Business between Banks and Enterprises (hereinafter referred to as the Agreement) signed by A and B is a basic legal document regulating the rights and obligations of the two parties, and in case of any inconsistency between this contract and the Agreement, the Agreement shall prevail.

Article VIII. Bylaws

8.1	References to "maturity" or "expiry" of the term herein include natural maturity as well as early maturity as declared by us; references to "interest" herein shall be deemed to include normal interest, late penalty, misappropriation penalty, compound interest (if any), unless the context otherwise requires; the last day of the date or period agreed herein falls on a statutory holiday. References to "interest" under this Contract shall, unless the context otherwise requires, be deemed to include normal interest, late penalty, misappropriation penalty, compound interest (if any); if the last day of the date or period agreed in this Contract falls on a statutory holiday, it shall be postponed to the first working day following the statutory holiday, unless otherwise agreed in this Contract.

8.2	Special agreement on notarization:

☒ Both parties agree to apply for notarization of this contract for compulsory execution After this contract has been notarized by both parties with the effect of compulsory execution, if Party B fails to perform or incompletely performs the obligations agreed in the contract, Party A shall have the right to apply for a certificate of execution from the original notary public, and with the original notary public certificate and the certificate of execution, apply for enforcement to the people’s court with jurisdiction (i.e. the people’s court at the place of domicile of the executed person or at the place where the property of the executed person is situated).

☑ This contract will not be notarized for enforcement.

8.3	During the term of this Contract, any tolerance, grace or delay imposed by Party A on any breach or delay of Party B in this Contract shall not damage, affect or limit all rights that Party A should enjoy as a creditor under this Contract and relevant laws, nor shall it be regarded as Party A’s permission or approval of any breach of this Contract. Nor shall it be deemed as a waiver of Party A’s right to take action against existing or future breaches.

8.4	Party B agrees and authorizes Party A and its head office, Ping An Bank Co., Ltd., to query Party B’s basic information (or personal information, depending on whether it is an institution or a natural person) and credit information from the basic database of financial credit information during the application stage of the debtor’s credit business and the duration of the business for use in the application and follow-up management of the debtor’s credit business. Party B agrees and authorizes Party A and its head office, Ping An Bank Co., Ltd., to submit Party B’s basic information (or personal information, depending on whether it is an institution or natural person) and credit information, including but not limited to credit information and information that has a negative impact on the credit status of the information subject, to the basic database of financial credit information in accordance with the Regulations on the Management of Credit Investigation Industry.

8.5	This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China (for the purpose of this Contract only, excluding the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan Province of China); any disputes arising between the parties in the course of the fulfillment of this Contract shall be resolved by consultation between the parties; in case of failure of consultation, the dispute shall be resolved in accordance with the item (2) below;

(1) An application was made to _____________for arbitration under the arbitration rules in force at the time of the application for arbitration by that arbitral institution. The arbitral award is final and binding on both parties.

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(2) To file a lawsuit in the People’s Court of Party A’s domicile; if the principal and interest owed is less than 100,000 yuan, both parties agree to apply the small claims procedure.

(3) To file a lawsuit with the People’s Court of ________________.

8.6	This Contract shall enter into force upon signature by both parties (including, without limitation, by their authorized signatories with their signatures or seals and official seals or in the form of electronic submission, acknowledgement or signing through Party A’s platform). For the avoidance of doubt, when signed by Party B, if it is a legal person or other organization, it shall be signed (or sealed) by its authorized signatory and affixed with an official seal; if it is a natural person, it shall be signed by that party.

8.7	The original of this contract shall be executed in three copies, one for Party A, two for Party B and for the district registration authority, and shall have the same legal effect.

8.8	If Party B has any questions about this Contract or any related complaints or comments, you may contact us through the customer service hotline 95511 ext. 3, online customer service (official website: http://bank.pingan.comom, online customer service or feedback portal of Pocket Banking APP, Personal Internet Banking), service complaint mailbox (callcenter@pingan.com.cn), or Party A’s business outlets for consultation and feedback. Upon acceptance of Party B’s problem, Party A shall verify and provide Party B with a solution within the specified time.

The parties hereto irrevocably confirm and declare that they have fully read, understood and confirmed their consent to the contents of the aforementioned contract documents, and Party A has provided Party B with necessary explanations and explanations for the important and/or bold terms in the aforementioned contract documents; The parties hereby sign as follows:

Party A (seal): Ping An Bank Company Limited, Shenzhen Branch

Legal representative (person in charge) or attorney-in-fact (signature):

Date of signature: September 16, 2022

Party B (stamped): Party B (signed by a natural person):

Legal representative or attorney-in-fact (Signature):	Signature in person:

Date of signature: September 16, 2022

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